                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

/ /  Preliminary Information Statement          / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
/X/  Definitive Information Statement

                              J. MICHAELS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               J. MICHAELS, INC.
                                182 SMITH STREET
                            BROOKLYN, NEW YORK 11201

                            ------------------------

                       NOTICE OF MEETING OF SHAREHOLDERS
                                      AND
                             INFORMATION STATEMENT
                            ------------------------

     This Information Statement is furnished by the Board of Directors of J. Michaels, Inc., a New York corporation (the "Company"), in connection with the taking of certain corporate action, as described below, at a meeting of the Company's shareholders to be held at Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York, on Thursday, October 31, 1996 at 10:00 a.m., local time. This Information Statement is first being sent to the Company's shareholders on or about October 11, 1996.

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                       TO EFFECT THE REVERSE STOCK SPLIT

     The Board of Directors of the Company approved on October 9, 1996, pursuant to Section 801 of the New York Business Corporation Law, an amendment of the Company's Certificate of Incorporation to effect a one-for-seven reverse stock split (the "Reverse Stock Split") of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), by converting each seven outstanding shares of the Company Common Stock held ("Old Common Stock") into one share of new common stock ("New Common Stock"). No fractional shares of stock shall be issued in connection with the Reverse Stock Split, but, in lieu thereof, each holder of Old Common Stock who would otherwise be entitled to receive a fraction of a share of New Common Stock shall have the number of shares rounded up to the closest number of whole shares of New Common Stock.

     As of October 10, 1996, the record date for the meeting (the "Record Date"), there were 916,282 shares of Company Common Stock outstanding. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve the amendment of the Company's Certificate of Incorporation. There are no cumulative voting rights and no preemptive rights. Each outstanding share of Company Common Stock is entitled to one vote on the proposal to adopt the amendment. James H. Michaels and members of his family hold a majority of the Company Common Stock outstanding on the Record Date and have the requisite power to approve the amendment by voting to approve it. Under New York law, shareholders who do not vote in favor of the amendment do not have appraisal rights with respect to the shares held by them.

BACKGROUND

     The Company has entered into a Plan and Agreement of Merger, dated as of April 24, 1996, as amended as of June 28, 1996 and September 30, 1996 (the "Merger Agreement"), with Muriel Siebert Capital Markets Group Inc. ("MSCMG") providing for the merger of MSCMG with and into the Company (the "Merger") on the terms and conditions contained in the Merger Agreement, and, in connection therewith, after a distribution concurrently with the consummation of the Merger, to transfer all of the Company's remaining assets to a liquidating trust (the "Liquidating Trust") pursuant to the Merger Agreement and to sell such assets and distribute the proceeds thereof to the Company's shareholders. The holders of the Company

Common Stock immediately prior to the Effective Time of the Merger (as defined below), other than those holders who have elected to exercise their dissenters' right of appraisal, will receive at the Effective Time of the Merger a cash payment equal to the available cash of the Company less certain amounts to be held in escrow and by the Liquidating Trust and the right to receive distributions from the Liquidating Trust. Such distributions shall be unaffected by the Reverse Stock Split. As a result of the Merger, the separate corporate existence of MSCMG will cease and the Company will continue its corporate existence under the name of Siebert Financial Corp. (the "Surviving Company") and will continue to be governed by the laws of the State of New York.

     The Merger Agreement requires that each share of MSCMG common stock, no par value (the "MSCMG Common Stock"), outstanding immediately prior to the Effective Time of the Merger be converted into the number of shares of Company Common Stock that will result in the sole shareholder of MSCMG, Muriel F. Siebert, owning 97.5% of the outstanding shares of Company Common Stock. Based on the number of shares outstanding on the Record Date, Ms. Siebert is expected to receive approximately 35,734,995 shares of Company Common Stock upon consummation of the Merger. In order to accommodate such issuance, the Company proposed that its Certificate of Incorporation be amended to increase the number of authorized shares of Company Common Stock from 1,500,000 to 49,000,000.

     The Merger Agreement and proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Company Common Stock were approved by the Board of Directors of the Company and thereafter submitted to and approved by the Company's shareholders at the Special Meeting of Shareholders held by the Company on September 19, 1996. The Merger will become effective upon the filing of a Certificate of Merger, executed by MSCMG and the Company, with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware (the "Effective Time of the Merger"). The amendment to the Certificate of Incorporation increasing the number of authorized shares will become effective upon the filing of such amendment with the Secretary of State of the State of New York, which will occur immediately prior to the Effective Time of the Merger.

REASONS FOR THE REVERSE STOCK SPLIT

     The conversion to Company Common Stock of MSCMG Common Stock as required by the Merger Agreement will result in an increase in the number of shares of the Company Common Stock outstanding as described above. The objective of the Reverse Stock Split is to adjust the capital structure of the Company to make the Company Common Stock a more attractive trading and investing vehicle, which may be expected to increase the liquidity and broaden the marketability of the Company Common Stock.

     The Reverse Stock Split is specifically intended to facilitate the listing of the Company Common Stock on The Nasdaq Stock Market, Inc. ("Nasdaq") National Market System, which has a minimum bid price requirement of $3.00 per share, by attempting to cause the per share price of the New Common Stock to satisfy the minimum bid price requirements of the Nasdaq National Market. Currently, the Company Common Stock is traded on the Nasdaq SmallCap Market, which has a lower minimum bid price requirement.

     There can be no assurance that the price of the shares of Company Common Stock after the Reverse Stock Split will be greater proportionately relative to the decrease in the number of outstanding shares or that the shares will be traded in the Nasdaq National Market.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effects of the Reverse Stock Split will be:

          1. The Reverse Stock Split will decrease the outstanding shares of Company Common Stock outstanding at the Effective Time of the Merger by approximately 85.7%. Rather than the 36,651,277 shares of Old Common Stock which would have been outstanding at the Effective Time of the Merger and after the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Company Common Stock, there will be approximately 5,235,897 shares of New Common Stock outstanding at the Effective Time of the Merger and the Reverse Stock Split.

          2. Upon the effectiveness of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares, the Company will be authorized to issue up to 49,000,000 shares of Company Common Stock. The Company is not proposing to reduce the number of shares of Company Common Stock authorized. When the Reverse Stock Split is effected, the New Common Stock issued and outstanding will represent approximately 10.7% of such authorized Company Common Stock whereas the Old Common Stock to be issued and outstanding would represent approximately 74.8% of such authorized Company Common Stock. After giving effect to the Reverse Stock Split, 43,764,103 shares of Company Common Stock will be available for future issuance by the Board of Directors without further action by shareholders.

     Except for minor increases in the number of shares outstanding resulting from the round up provisions in favor of existing shareholders, the Reverse Stock Split by itself will not affect shareholders' proportionate equity interest in the Company or the rights of shareholders with respect to each share of Company Common Stock as to voting, dividends and other matters. Since there is no consideration received by the Company in connection with the Reverse Stock Split, the overall capital of the Company will not change as a result of the Reverse Stock Split.

EFFECTIVE DATE; DELIVERY OF NEW CERTIFICATES

     The Reverse Stock Split will become effective (the "Effective Time of the Reverse Stock Split") upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of New York, which will occur no earlier than October 31, 1996, which is 20 days after the mailing of this Information Statement, and in any event immediately after the filing of the Certificate of Amendment to the Company's Certificate of Incorporation increasing the number of authorized shares to 49,000,000 and immediately after the Effective Time of the Merger.

     As soon as practicable after the Effective Time of the Reverse Stock Split and the Effective Time of the Merger, shareholders will be notified and requested to surrender their Old Common Stock certificates for new certificates representing the number of shares of New Common Stock they are entitled to after the Reverse Stock Split. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after the Effective Time of the Reverse Stock Split to evidence ownership of New Common Stock in the appropriately reduced number. American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005, will be appointed exchange agent to act for shareholders in effecting the exchange of their certificates. The Reverse Stock Split is not expected to cause a significant change in the number of shareholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of shares after the Reverse Stock Split is effected. Rather, the Company has been advised that, following the Effective Time of the Merger, the Surviving Company intends to offer the Company shareholders the right to round up to 100 shares any holdings of less than that amount. THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE ANY ADDITIONAL SHARES OF COMPANY COMMON STOCK. Any such offers will be made by means of a prospectus sent or given to the Surviving Company's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

          1. The Reverse Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

          2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

          3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

          4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefor.

          5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

             PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

     The following table sets forth information concerning each person or group of affiliated persons known by management to own beneficially more than five percent (5%) of the Company Common Stock as of October 10, 1996. The information given is based on information furnished to the Company by such persons or groups and statements filed with the Securities and Exchange Commission (the "Commission").

                                                          SHARES OF COMPANY          PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER            COMMON STOCK              CLASS(1)
        --------------------------------------------   -----------------------       ----------
        James H. Michaels...........................           353,393(2)(4)            38.6%
          182 Smith Street
          Brooklyn, NY 11201
        Phyllis Michaels............................           168,396                  18.4%
          182 Smith Street
          Brooklyn, NY 11201
        Doris Rosenson..............................           149,658(3)(4)            16.3%
          1822 Lathrup
          Saginaw, MI 48603
        Tweedy Browne, Inc..........................            54,253(5)                5.9%
          TBK Partners
          52 Vanderbilt Avenue
          New York, NY 10017

---------------
(1) Percentages computed on the basis of 916,282 shares of Company Common Stock outstanding as of October 10, 1996.

(2) Includes (i) 94,862 shares of which Mr. Michaels is the record and beneficial owner, (ii) 101,532 shares owned by a trust for the benefit of Richard H. Michaels of which James H. Michaels is sole trustee, (iii) 139,449 shares held by him as a co-trustee (together with Doris Rosenson) under the will of Jules Michaels, and (iv) 17,550 shares owned by the Michaels Philanthropic Foundation, of which Mr. Michaels and his wife are directors.

(3) Includes (i) 10,209 shares of which Mrs. Rosenson is the record and beneficial owner, and (ii) 139,449 shares held by her as a co-trustee (together with James H. Michaels) under the will of Jules Michaels.

(4) Except in the case of the 17,550 shares owned by the Michaels Philanthropic Foundation where the power to vote and dispose of the shares is shared by the directors and in the case of the 139,449 shares owned by the trust under the will of Jules Michaels where the power to vote and dispose of the shares is shared by the trustees, all other beneficial owners listed in the table have the sole power to vote and dispose of the shares shown as beneficially owned by them.

(5) Based on filings with the Commission.

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

     The following table sets forth information concerning the beneficial ownership of the Company Common Stock by each Director and executive officer and by all executive officers and Directors as a group as of October 10, 1996. The information given is based on information furnished to the Company by such persons and statements filed with the Commission.

                                                           SHARES OF COMPANY         PERCENT OF
                                                             COMMON STOCK             CLASS(1)
                                                           -----------------         ----------
    James H. Michaels....................................       353,393(2)(3)           38.6%
    Edward P. Sullivan...................................         5,000                    *
    John Pagano..........................................             0                    *
    Directors and executive officers
      as a group (3 persons).............................       358,393                 39.1%

---------------
 *  Less than 1%
(1) Percentages computed on the basis of 916,282 shares of Company Common Stock outstanding as of October 10, 1996.

(2) See Note (2) under "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY."

(3) See "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY" and the notes thereto. Mr. Michaels may be deemed a person in control of the Company.

                        CHANGE IN CONTROL OF THE COMPANY

     The Company has entered into the Merger Agreement with MSCMG, a New York corporation wholly-owned by Muriel F. Siebert, providing for the merger of MSCMG with and into the Company on the terms and conditions contained in the Merger Agreement, and, in connection therewith, after a distribution concurrently with the consummation of the Merger, to transfer all of the Company's remaining assets to a liquidating trust pursuant to the Merger Agreement and to sell such assets and distribute the proceeds thereof to the Company's shareholders. Upon consummation of the Merger, Muriel F. Siebert will own 97.5% of the outstanding shares of Company Common Stock and will therefore be deemed a person in control of the Company. After the consummation of the Merger, James H. Michaels and members of his family will no longer own a controlling interest in the Company. The Merger Agreement was approved by the Board of Directors of the Company and submitted to and approved by the shareholders of the Company at the Special Meeting of Shareholders held on September 19, 1996. See "AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT -- Background," above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: (a) the Annual Report on Form 10-K for the fiscal year ended March 31, 1996; (b) the Proxy Statement furnished to the Company's shareholders for use at the Special Meeting of Shareholders of the Company held on September 19, 1996; (c) the Current Report on Form 8-K dated February 2, 1996; (d) the Current Report on Form 8-K dated April 25, 1996; and
(e) the Current Report on Form 8-K dated October 10, 1996. Copies of such documents may be obtained without charge (except for exhibits thereto which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits) by any person solicited hereunder by writing to: John Pagano, Secretary, J. Michaels, Inc., 182 Smith Street, Brooklyn, New York 11201.

                                          By Order of the Board of Directors

                                          John Pagano
                                             Secretary
October 11, 1996